SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 27, 2005

Systemax Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-13792 (Commission File Number)	11-3262067 (IRS Employer Identification No.)

11 Harbor Park Drive
Port Washington, New York 11050
(Address of Principal Executive offices, including Zip Code)

Registrant's telephone number, including area code: (516) 608-7000

N.A.
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CRF 240.13e-4(c))

ITEM 1.01    Entry Into a Material Definitive Agreement

          On October 27, 2005, the Company entered into an Amended and Restated Credit Agreement with a group of financial institutions with JP Morgan Chase serving as Agent. This agreement amended the Loan and Security Agreement dated as of June 12, 2001 with such lenders and certain additional lenders and increased the revolving credit facility from $70 million to an aggregate amount of up to $120 million. This facility also replaced the £15 million (US $27 million) credit facility and £5 million (US$ 9 million) term loan in the United Kingdom. The new facility will be available to the Company, its domestic subsidiaries and its United Kingdom subsidiary, Systemax Europe Ltd., for five years. It is secured principally by accounts receivable and inventory and certain other assets pursuant to an Amended and Restated Pledge and Security Agreement. Copies of the credit and security amendments are filed as exhibits to this Form 8-K.

ITEM 7.01    Regulation FD Disclosure

          The Company issued the following press release regarding the amended and restated credit agreement described in Item 1.01 on October 28, 2005:

INVESTOR CONTACT:
Steven M. Goldschein
516 608-7000

SYSTEMAX ARRANGES INCREASED CREDIT FACILITY

PORT WASHINGTON, NY, October 28, 2005 – Systemax Inc. (NYSE:SYX) a leading distributor and manufacturer of PC hardware, related computer products and industrial products in North America and Europe, today announced that it has increased its committed revolving credit facility from $70 million to an aggregate amount of up to $120 million with a group of financial institutions with JP Morgan Chase serving as Agent. This facility also replaces the £15 million (US $27 million) facility and £5 million (US$ 9 million) term loan in the United Kingdom. The facility will be available to the Company, its domestic subsidiaries and its United Kingdom subsidiary, Systemax Europe Ltd., for five years and is secured principally by accounts receivable and inventory and certain other assets.

Steven Goldschein the Company’s Chief Financial Officer, noted that the increased facility will provide the Company with more than adequate credit availability both in the U. S. and U. K. “We are pleased with the group of lenders that are participating and look forward to working with them as we grow the Company”, he added.

Systemax (www.systemax.com) utilizes an integrated system of branded e-commerce web sites, direct mail catalogs and relationship marketers to sell PC hardware, related computer products and industrial products in North America and Europe. Systemax is a Fortune 1000 company.

Forward-Looking Statements

This press release may contain forward-looking statements about the Company’s performance. These statements are based on management’s estimates, assumptions and projections and are not guarantees of future performance. The Company assumes no obligation to update these statements. Actual results may differ materially from results expressed or implied in these statements as the result of risks, uncertainties and other factors including, but not limited to: (a) unanticipated variations in sales volume, (b) economic conditions and exchange rates, (c) actions by competitors, (d) the continuation of key vendor relationships, (e) the ability to maintain satisfactory loan agreements with lenders, (f) risks associated with the delivery of merchandise to customers utilizing common carriers, (g) the operation of the Company’s management information systems, and (h) unanticipated legal and administrative proceedings. Please refer to the Forward Looking Statements section contained in Item 7 of the Company’s Form 10-K for a more detailed explanation of the inherent limitations in such forward-looking statements.

ITEM 9.01    Financial Statements and Exhibits

(a) Financial Statements of Business Acquired - not applicable

(b) Pro Forma Financial Information - not applicable

(c) Exhibits

10.1	Amended and Restated Credit Agreement with JPMorgan Chase Bank and other lenders, dated as of October 27, 2005

10.2	Amended and Restated Security and Pledge Agreement with JPMorgan Chase Bank as agent, dated as of October 27, 2005

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYSTEMAX INC. By: /s/ Steven Goldschein Name: Steven Goldschein Title: Senior Vice President and CFO

Dated: November 1, 2005

Exhibit Index

10.1	Amended and Restated Credit Agreement with JPMorgan Chase Bank and other lenders, dated as of October 27, 2005

10.2	Amended and Restated Security and Pledge Agreement with JPMorgan Chase Bank as agent, dated as of October 27, 2005